UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):March 5, 2004

SECOND STAGE VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32903	98-0233859

(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

92 Welk Lane, Winward Road Providenciales, Turks & Caicos Islands British West Indies

(Address of principal executive offices)

Registrant’s telephone number, including area code: (649) 231-2250

Not Applicable

(Former name or address, if changed since last report)

ITEM 5. OTHER EVENTS

Second Stage Ventures, Inc. (the “Registrant”) has entered into a consulting agreement dated March 2nd, 2004 (the “Agreement”) with Thomas Edward Barton Chown (the “Consultant”). Pursuant to the terms of the Agreement, the Consultant will assist management of the Registrant with regard to the resolution of certain contractual matters and the observation of relevant procedural and regulatory issues as the Registrant prepares to complete a share exchange with Nova Electric Systems Inc. (“Nova”) as initially reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7th, 2004. The Consultant will also assist management of the Registrant with regard to procedural issues relating to capital formation necessary to the initial execution of the Registrant’s business plan and certain transitional matters after completion of the share exchange with Nova. The term of the Agreement is four months and the Registrant has agreed to pay the Consultant the sum of $12,500 per month. Upon completion of an initial financing which nets the Registrant a minimum of $1,750,000 (the “Financing”), Consulting Warrants entitling the Consultant to acquire common shares representing up to four percent of the issued capital of the Registrant (measured on a fully diluted basis) shall vest in the Consultant. Each Consulting Warrant shall entitle the Consultant to acquire one common share of the Registrant at a conversion price of $0.001 for a period of two years from the date of the Financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date	March 5th, 2004	/s/ Zennie Morris

Zennie Morris, President & Director